Exhibit A

Joint Filing Agreement

The undersigned hereby agree that this Statement on Schedule 13G with respect to the beneficial ownership of shares of Common Stock of Spruce Biosciences, Inc. is filed jointly on behalf of each of them.

Rosalind Advisors, Inc.

By: _____________________________

Name: Steven Salamon

Title: President

Rosalind Master Fund L.P.

By: _____________________________

Name: Mike McDonald

Title: Director, Rosalind (Cayman) Ltd. (as General Partner to Rosalind Master Fund)

By: _____________________________

Name: Steven Salamon

NYC#: 139632.2